UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 7, 2020
CURTISS-WRIGHT CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-134	13-0612970
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

130 Harbour Place Drive, Suite 300
Davidson,	North Carolina	28036
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (704) 869-4600
--------------
Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CW	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 12, 2020, Curtiss-Wright Corporation’s (the “Company”) Board of Directors elected Mr. Gary Ogilby, 38, to the office of Vice President and Corporate Controller of the Company. Mr. Ogilby will report directly to Mr. K. Christopher Farkas, the Company’s Vice President and Chief Financial Officer.

Prior to his appointment to Vice President and Corporate Controller, Mr. Ogilby served as Vice President – Finance and Administration of the Company’s Surface Technologies division since 2016. Prior to that, he served as Assistant Corporate Controller of the Company since 2014, and as Manager of External Reporting and Accounting Policy since 2010. Before Curtiss-Wright, Mr. Ogilby worked with the audit practice of Ernst & Young where he spent the majority of his time auditing public multi-national companies.

Mr. Ogilby holds a Bachelor of Science in Accountancy from The College of New Jersey. He is a CPA and is a member of the AICPA.

There is no family relationship between Mr. Ogilby and any other executive officer or director of the Company, and there is no arrangement or understanding under which he was appointed. There are no transactions to which the Company or any of its subsidiaries is a party and in which Mr. Ogilby has a material interest subject to disclosure under Item 404(a) of Regulation S-K. There have been no changes to any of Mr. Ogilby’s previously announced material plans, contracts or arrangements as a result of this appointment.

Item 5.07 Submission of Matters to a Vote of Security Holders

The Company held its Annual Meeting of Stockholders on May 7, 2020. The following matters set forth in the Company’s Proxy Statement dated March 24, 2020, which was filed with the Securities and Exchange Commission pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, were voted upon with the results indicated below.

1.The nominees listed below were elected directors with the respective votes set forth opposite their names:

	FOR	WITHELD
David C. Adams	31,523,085	1,765,029
Dean M. Flatt	33,134,583	153,531
S. Marce Fuller	32,213,857	1,074,257
Bruce D. Hoechner	33,066,822	221,292
Glenda J. Minor	33,075,766	212,348
John B. Nathman	32,372,436	915,678
Robert J. Rivet	33,098,873	189,241
Albert E. Smith	32,140,071	1,148,043
Peter C. Wallace	33,085,370	202,744

2.A proposal seeking ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2020 was approved, with the votes cast as follows:

FOR	AGAINST	ABSTENTIONS
36,811,112	313,194	32,030
3.A proposal seeking approval, on an advisory basis, of a resolution approving the compensation paid to the Company’s named executive officers, as disclosed in the Proxy Statement for the 2020 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation Table, and the related compensation tables and accompanying narrative disclosure therein was approved, with the votes cast as follows:

FOR	AGAINST	ABSTENTIONS	BROKER NON-VOTES
3,409,454	1,311,156	567,504	3,868,222

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CURTISS-WRIGHT CORPORATION
By: /s/ K. Christopher Farkas
K. Christopher Farkas
Vice President and
Chief Financial Officer

Date: May 12, 2020